As filed with the Securities and Exchange Commission on June 19, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of

the Securities Exchange Act of 1934

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	90-0031917
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

7327 Oak Ridge Highway Suite A Knoxville, Tennessee	37931
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants, exercisable for one share of common stock, par value $0.001 per share, at an exercise price of $0.85 per share	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-182476

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities of Provectus Biopharmaceuticals, Inc. (the “Registrant”) being registered hereunder, reference is made to the information set forth under (i) the heading “Description of Warrants” contained in the Registrant’s Registration Statement on Form S-3 (File No. 333-182476), as initially filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2012, as amended (the “Registration Statement”), and (ii) in the heading “Description of Securities—Warrants” in the preliminary prospectus supplement, included in the Registration Statement and filed separately by the Registrant with the SEC on June 19, 2015, as the same may be amended or supplemented from time to time, in each case pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits are hereby incorporated by reference herein:

Exhibit No.	Description

3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s annual report on Form 10-K filed with the SEC on March 13, 2014).

3.2	Certificate of Amendment to the Registrant’s Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of the Registrant’s annual report on Form 10-K filed with the SEC on March 12, 2015).

3.3	Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 of the Company’s annual report on Form 10-K filed with the SEC on March 13, 2014).

4.1	Form of Warrant Agency Agreement among the Registrant and Broadridge Corporate Issuer Solutions, Inc. (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2015).

4.2	Form of Warrant Certificate (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed with the SEC on June 19, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 19, 2015

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Name:	Peter R. Culpepper
Title:	Chief Financial Officer & Chief Operating Officer